UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 26, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Coinstar, Inc. (the “Company”) is furnishing this Report on Form 8-K pursuant to Regulation FD. As previously announced, on October 24, 2005, the Company entered into the Coinstar Unit Retailer Installation Agreement (the “Agreement”) by and between the Company and Wal-Mart Stores, Inc.

Under the Agreement, the Company agreed to install Coinstar self-service coin counting machines in approximately 100 U.S. Wal-Mart stores on a test basis. Today the Company announced the planned installation of Coinstar self-service coin counting machines in approximately 100 additional U.S. Wal-Mart stores under the Agreement. There is no long-term commitment in the Agreement.

The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Company does not have, and expressly disclaims, any obligation to release publicly any updates to the foregoing information.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Donald R. Rench
Date: March 26, 2007		General Counsel and Secretary

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